                                                                      Exhibit 21

                             MYERS INDUSTRIES, INC.
                        DIRECT AND INDIRECT SUBSIDIARIES

NORTH AMERICAN & RELATED OPERATIONS

Ameri-Kart Corp.                                        Kansas
Best Plastics, Inc.                                     Michigan
Buckhorn Inc.                                           Ohio
     - Buckhorn Ltd.                                    UK
     - Buckhorn Canada, Inc.                            Ontario, Canada
     - Buckhorn of California, Inc.                     Ohio
     - Buckhorn Rubber Products Inc.                    Missouri
Dillen Products, Inc.                                   Nevada
Eastern Tire Equipment & Supplies, Limited              Quebec, Canada
Elrick Industries, Inc.                                 California
Grower Express Trucking, Inc.                           Ohio
Listo Products, Ltd.                                    Yukon Territory
MICO, Inc.                                              U.S. Virgin Islands
MYEcap Financial Corp.                                  Ohio
Myers International, Inc.                               Ohio
Myers Missouri, Inc.                                    Missouri
     - AC Buckhorn LLC (50%)                            Missouri
Myers Tire Supply (Canada) Limited                      Ontario, Canada
Myers Tire Supply Distribution, Inc.                    Ohio
Patch Rubber Company                                    North Carolina
Plastic Parts, Inc.                                     Kentucky
R.B. Mfg. Co.                                           Ohio

OPERATING DIVISIONS OF MYERS INDUSTRIES, INC.

Advanced Traffic Markings (of Patch Rubber Company)     North Carolina
Akro-Mils (of Myers Industries, Inc.)                   Akron, Ohio
Dillen Products  (of Myers Industries, Inc.)            Middlefield, Ohio
Molded Solutions (of Buckhorn Rubber Products Inc.)     Mebane, NC

EUROPEAN AND FOREIGN OPERATIONS

Kwik Patch Private Ltd. (39.98%)                    India

MYElin International Finance, SA                    France (Resident of Ireland)
Myers A.E., SA                                      France
     - ATMP                                         France
     - SCI de la Plaine                             France
     - Holdiplast                                   France
     - Allibert Equipement, SA                      France
           -- Allibert Anshan Cuves SARL (10%)      China
           -- Allibert Equipement US Inc.           Delaware, USA
                  --- AC Buckhorn LLC (50%)         Missouri, USA
           -- Allibert Contenitori SpA              Italy
           -- Allibert Contentores                  Portugal
           -- Allibert Equipement Ltd.              UK
                  --- Allibert Manutencion S.A.     Spain
           -- Allibert Equipement Sprl              Belgium
           -- Allibert Transport und
                   Lagertechnik GmbH                Austria
     - Allibert Transport und Lagertechnik

                  Verwaltungsgesellschaft mbH       Germany
     - Allibert Transport und Lagertechnik

                  GmbH & Co Kg                      Germany

Myers de El Salvador S.A. De C.V.                   El Salvador
     -  Orientadores Comerciales S.A.               Guatemala
     -  Myers de Panama S.A.                        Panama
     -  Myers TSCA, S.A.                            Panama

raaco International A/S                             Denmark
     - raaco Denmark A/S                            Denmark
     - raaco Germany                                Germany
     - raaco France                                 France
     - raaco Great Britain                          UK
     - raaco Sweden                                 Sweden
     - raaco Benelux B.V.                           Netherlands